Exhibit 10.20

OCEAN BIOMEDICAL

Ocean Biomedical, Inc.
c/o Dr. Jonathan Kurtis, Director
55 Claverick St., Suite 325
Providence, RI 02903
www.oceanbiomedical.com

April 22, 2022

Delivered via Email
Robert Sweeney

Re: Second Amendment to June 14, 2021 Offer of Employment

Dear Robert :

This letter amends the contingent payment terms of any salary deferred entered into between you and Ocean Biomedical, Inc. (the "**Company**") dated June 14, 2021 (the "**Offer Letter**") and the first Amendment to the Offer Letter (the "**Amendment**") dated August 2, 2021. Your signature at the end of this letter indicates your acceptance and agreement to the terms herein (the "**Second Amendment**").

Under Section 3-Salary of the Offer Letter and the Amendment, the last sentence of this section is replaced with the following:

"Payment of any salary deferred since the Start Date will be upon a cumulative capital raise equal to at least $50 million (as defined below)."

In the event of any conflicts or inconsistencies between the provisions of the Second Amendment and/or the First Amendment and/or the Offer Letter and/or any addenda thereto, the provisions of the Second Amendment shall prevail. Except as set forth in the Second Amendment, the remainder of the Offer Letter and the First Amendment shall remain in full force and effect, unamended.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered the Amendment as of the date first stated above.

OCEAN BIOMEDICAL, INC.

By: [signature]
Name: Chirinjeev Kathuria
Title: Executive Chairman

I have read and accept this Amendment to the Offer Letter:

[signature]
Signature